Exhibit 99.1

AMA#99 Interview with Dr.Sameer Maskey CEO Fusemachines AI ($FUSE)

Interviewer Canadian2020 and Guest Dr.Sameer Maskey on GatewatchHQ

00:00:18.150 —> 00:00:19.032

Canadian2020: Good morning, everyone.

00:00:19.152 —> 00:00:20.213

Canadian2020: Welcome to Gatewatch.

00:00:20.853 —> 00:00:23.074

Canadian2020: Thank you for coming to AMA number ninety nine,

00:00:23.175 —> 00:00:29.879

Canadian2020: and we give everybody warm greetings for Christmas that’s coming up and the holidays.

00:00:30.300 —> 00:00:32.542

Canadian2020: Today we have a special guest in our studios.

00:00:32.822 —> 00:00:39.746

Canadian2020: It is Dr. Sameer Maskey, PhD, founder and CEO of Fusemachines, who are also the sponsors for the content today.

00:00:41.368 —> 00:00:46.871

Canadian2020: Obviously do your own due diligence but this is a company which we really like and we want to learn a little bit more. Welcome Dr. Maskey, how are you doing.

00:00:49.493 —> 00:00:51.115

Dr.Sameer Maskey: Good good thank you for having me here.

00:00:51.774 —> 00:00:53.496

Canadian2020: Yeah how is everything in New York today.

00:00:54.417 —> 00:00:58.439

Dr.Sameer Maskey: Good a lot of snow last weekend but you know but it’s getting better.

00:00:59.351 —> 00:01:06.853

Canadian2020: Yeah, we’re actually going up north to visit family. So we’re looking forward to a little bit of snow to get us into the holiday mood.

00:01:07.414 —> 00:01:13.135

Canadian2020: So let’s just dive in, everyone. Since we have one hour, we have a lot of questions and a lot to get to know today.

00:01:14.795 —> 00:01:22.816

Canadian2020: So for those who are meeting Dr. Maskey today for the first time, can you briefly walk us through your background and how Fuse Machine started?

00:01:23.700 —> 00:03:01.610

Dr.Sameer Maskey: Sure. So I’ve been doing AI for about five years, building various AI systems, natural language processing systems like question answering, machine translation systems, and so forth over the years. Got my PhD in computer science, focused in AI, and then worked at IBM Watson as one of the research staff. Been teaching AI as well at Columbia University, courses like generative AI, and so forth. And been doing that for the last thirteen years or so.

So my journey in AI started at Bates College when I was an undergrad in my first year when I started doing research. But my background is I grew up in Nepal and came here on scholarship, and that scholarship allowed me to be able to do research in computer science focused in various AI-related topics that I just mentioned.

Uh so after working at IBM Watson for quite a while and had been doing research for such a long time I wanted to see if I all the learnings that I’ve done can I take all that learnings and start a company um and that led to thinking of building a natural language processing system particularly a natural language dialogue system because that was one of my expertise which was now very prevalent chatbots that we talked to and the machine talks back.

That is what I wanted to build because I knew how to build it very well. That’s what led to building the first product in Fuse Machines, a chatbot system for customer service. That basically led to birth of Fuse Machines.

00:03:02.580 —> 00:03:23.959

Canadian2020: Wow. Looking at your background, it seems like you’re way ahead of the curve for a lot of people, to be honest.

It seems like we’re seeing this AI craze and people getting into it and people working backwards to get into it only in the past two years, but you have decades of knowledge in this field. So that’s something very important to note to other people.

00:03:25.079 —> 00:03:42.663

Canadian2020: So you mentioned about these chatbots and how that got you into this business and starting your firm. What was the actual problem you were trying to solve with these chatbots that made you get into AI originally and made you believe a company like Fuse Machine needed to exist?

00:03:44.271 —> 00:05:32.305

Dr.Sameer Maskey: The in the very beginning uh as an engineer PhD in computer science trying to be an entrepreneur it was more about can I what technology that I can build the best okay and the one that I knew the most was natural language dialogue systems um and now having an entrepreneur for thirteen years I know now that when you’re trying to start a business you should first start focusing on the pain points and try to find solutions, but I almost did it the reverse way, where I took the knowledge I’ve had and said, okay, let’s build the best natural language dialogue system and see where I can apply.

And when I started building the natural language dialogue systems, right, like wrote a ton of code and started having that working prototype and working system that started to work really well, I started looking into where could we apply the most.

And what I realized, especially when you call, you know, telecoms, customer service, and you have to stay online for like half an hour to get anything resolved. I thought, oh, there is a real problem here where, you know, the company enterprises want customers to have a really good experience, which means not having them wait for a long time. And the customers don’t want to get on hold for a long time.

And, you know, if you look at the stats, there’s billions of calls that happen just in the United States, which costs a lot of money for the customers, for the enterprise.

So I got into thinking of, well, I’m building this natural language dialect system. Can I apply in this customer service world so that instead of humans, can machines respond to it? Or at least can machines assist the humans, the customer service agents in this call center to respond?

And that was the pain point that I was addressing the first in the very beginning years of Fuse Machines.

00:05:34.163 —> 00:05:53.548

Canadian2020: Very interesting. And, you know, since considering that’s how you first got started, you know, in going with trying to solve a problem and solving a problem for sure that’s out there, you know, we’ve all been on the phone line.

How has your personal mission changed since then, now that you’re a public company?

00:05:55.601 —> 00:07:04.204

Dr.Sameer Maskey: The core sides of the personal mission hasn’t changed much.

As I mentioned, all the learnings I got to do was partly because I got a scholarship to come here in the US, got really high quality education, including AI education. One of the big sides of the personal mission is to what I call democratizing AI, making AI education accessible.

Making AI accessible for enterprises and so forth as well from perspective of providing technology platforms and so forth.

But being public obviously has allowed us to have a better access to large enterprises and so forth.

So providing the AI studio across enterprises focused on growth is is additional part of the mission because now especially as a public company we have a lot of shareholders and it’s our it’s the company’s duty to focus on growing the company quarter after quarter year after year so that we can create a shareholder value so that’s been additional side on the mission for the company.

00:07:05.235 —> 00:07:27.067

Canadian2020: Amazing. You know, you talked a little bit about the, you know, the D-SPAC.

Now that you guys have D-SPAC, you know, from Concilium Acquisition Corp and uplisted on the NASDAQ, what has this milestone unlocked?

Other than responsibility, like you mentioned to the shareholders, what other activity has this unlocked?

00:07:29.004 —> 00:09:36.288

Dr.Sameer Maskey: This has particularly unlocked, I would say, on a few key dimensions.

First is the access to the clients, access to the particularly larger clients, right?

So we are mainly focused on large enterprise clients. During COVID, we made a shift in strategy saying, okay, we’re not going to work with as many startups per se, and we’re going to focus particularly on larger enterprise clients.

Large enterprise clients tend to be little risk averse from a perspective of compliance and data access, security, all of that stuff.

And when you are as a small company and you’re trying to close a deal with a large enterprise, that’s a big hurdle that you have to go over with.

As a public company, we have had to come up with and implement a lot of these compliance insurance requirements and all that, which is part of the requirement as being a public company.

And the enterprises, when they see that we’ve already been listed, they get more confidence on those from a process perspective that we have all the check marks in place from a compliance. So that allows us to close the deal a bit faster, get more trust from enterprise clients so that we are able to grow with enterprises customers more.

So that’s one dimension that has unlocked from a value perspective, which was going to help growth.

The second is potential partnerships. Right now, basically because we are a public company, larger enterprises are more aware of us and also more willing to sign partnership agreements to take our AI studio and AI engines and either make it part of their solutions or resell it and so forth.

And the third is brand awareness. I think going through the process and navigating overall SEC process and NASDAQ process to get to the completion of getting listed in NASDAQ, it’s quite a bit of process. But the end result is we’ve become a public company, and obviously that creates a much better brand awareness across potential companies.

00:09:37.375 —> 00:10:02.892

Canadian2020: Mm-hmm, mm-hmm. You know, us at Gatewatch, we’ve watched over eighty firms go through the de-SPAC process. You know, ones that were, you know, that had a trust size of down to twenty million, to ones over a billion.

So, what is the hardest part of the de-SPAC process that, you know, maybe as a founder, it was underestimated and now that you’re public?

00:10:05.236 —> 00:11:37.562

Dr.Sameer Maskey: A couple things I guess the first is uh the cost of going public uh you know even through the SPAC process right like going through that the whole process of uh PCAOB audits for approval from SEC getting uplisted in NASDAQ all of that process cost quite a bit.

And I think as an entrepreneur, when you start like, oh, we’re going to go public, let’s get started in the process, you get excited. And the cost tends to be higher than usually what people estimate. And the time, it takes longer. So it basically costs more and it takes longer than you expect.

I think that was one of the challenges, but obviously we were able to manage it and here we are after the D-SPAC as a public company.

The other challenge I would say, and this is, I would say more than us for most of the de-SPAC, one of the big challenges is PIPE money like you know what would be the money that would be coming from PIPE guaranteed PIPE and so forth. Uh even though I think that’s a general as a challenge for most of the de-SPAC I think that was less of the issue for us because we had some really good investors and the SPAC sponsors who were ready to invest from get go from the very beginning with the significant capital that they had committed.

So even though I would say PIPE is usually a challenge for most of the de-SPAC, it was less of a challenge for us because of the commitment provided by some of our investors.

00:11:38.282 —> 00:12:03.846

Canadian2020: That’s amazing. Congratulations. We know it’s a difficult process and not a lot of companies actually make it through the D-SPAC. So congratulations.

00:11:48.409 —> 00:11:48.409

Dr.Sameer Maskey: Thank you.

00:11:49.551 —> 00:11:53.615

Canadian2020: Yeah, you’re welcome.

00:11:53.655 —> 00:12:03.846

Canadian2020: So now as we focus on the public markets and now that Fuse Machine is public, what should investors focus on the next twelve months as Fuse Machine executes itself as a public company?

00:12:05.648 —> 00:13:21.640

Dr.Sameer Maskey: I would say two things, product innovation and growth.

Growth, growth, growth, right? As a public company, that’s one of the most fundamentally important metrics. But sustainable growth, growth that has a lot of mode that allows us to keep upselling to the same kind of customers and so forth.

So there’s a lot of things that we are doing on a product innovation from AI Studio and AI Engines, and I can talk a little bit more about later on our thesis in the product and how we’re thinking about it.

So they should see the new features and new releases and new versions of the product that we will be providing, which the public market can see as, okay, there’s an iteration which is increasing the mode as we deploy new releases.

Then the second is growth, right? Having product is when you have the story, having product. But if we haven’t figured out growth, that doesn’t help.

So what are all the things that we’re going to do for growth are other things that they could keep an eye on. And there are quite a few things and operational pillars we have planned from partnerships to our own organic growth and potential acquisitions and so forth.

00:13:22.822 —> 00:13:29.653

Canadian2020: Twenty twenty six is all about growth. OK, growth, we’ll remember that twenty twenty six is all about growth.

00:13:30.573 —> 00:13:36.624

Canadian2020: Now that the capital is in place, how are you deploying it across sales, hiring and actual actual products?

00:13:38.243 —> 00:14:43.634

Dr.Sameer Maskey: So we finally have some capital to spend on sales and marketing and on product innovation.

So there are a bunch of things we are doing on sales and marketing side.

We have never really spent as much on ads such as retargeting ads and other kinds of ads, particularly from demand generation perspective.

So one of the big spend will be on top of the funnel and bring a lot of leads through either ads or events and so forth.

So there’s a bucket of capital that’s going to be spent on the top of the funnel of lead generation and improving the overall funnel.

And now the other portion of capital being spent on sales and marketing side is the people.

Expanding the sales team, expanding the senior AEs, hiring leadership within the sales organization so that as the leads come through and as product gets better, having that talent to really take it to the closing line and increasing that growth.

So these are the key pieces within sales and marketing function that we’re going to be spending money on.

00:14:46.063 —> 00:15:01.611

Canadian2020: Since you guys came to the market via SPAC and the process takes some time, right? Has your market strategy changed now given the number of firms that are focusing on the AI and the AI world?

00:15:03.653 —> 00:16:54.289

Dr.Sameer Maskey: Our overall strategy on product and how we bring value to the customers has not changed.

And this is where I would like to talk a little bit about our thesis on the product side.

So having worked with a lot of clients, what we have seen is to really create the ROI, you need industry-specific pinpoints.

You may have seen the MIT report. There are other kinds of reports as well where people talk about AI gets deployed as a POC and never gets converted into full deployments.

And why is that?

So we have insight for quite a few years at this point because we’ve been deploying enterprise AI systems for a while. And we have seen how POCs fail.

And what we see is for many enterprises to really deploy it and see ROI, the systems needs to have a quite high accuracy rate.

Like example, if somebody is trying to deploy a refund agent and it starts to make mistakes ten percent of the time and you have millions of customers, that’s a no go. You need extremely high accuracy.

How do you get that? The way to get that is have AI solutions that is highly tuned to that specific pain point in that particular industry.

We have had that insight for quite a long time, and that’s been our thesis and underlying strategy, which has allowed us to, and which has pushed us to build what we call AI Studio, that’s our underlying platform that allows us to build these pinpoint specific solutions really fast.

That’s been the strategy that is working, that has been what’s worked and we have seen really tangible ROI across enterprise clients.

We’re going to double down on it and we’re going to create more and more engines and we’re going to keep on adding more features in AI Studio to keep generating more and more value and ROI for customers.

00:16:56.573 —> 00:17:02.731

Canadian2020: You talked a little about large enterprises. Are you seeing increase inbound from them that’s becoming public?

00:17:03.890 —> 00:17:26.959

Dr.Sameer Maskey: Yes for sure not just enterprise I think there’s just a bigger brand awareness because of being being a popco um and we are seeing enterprises we are seeing other size companies as well but because our key focus is on enterprises it is really good to see more enterprises inbound where they’re asking us do you have a solution for this um and so forth.

00:17:31.142 —> 00:17:34.736

Canadian2020: Of your stack, which verticals are showing the strongest revenue momentum right now?

00:17:35.922 —> 00:19:15.923

Dr.Sameer Maskey: So we have had quite a bit of success on retail and media and entertainment as well.

But as of twenty twenty six, from our focus perspective, like we are a microcap company, we’re going to focus quite a bit in retail, like all the success we have had in retail.

We we have a lot of case studies. We have a lot of examples of customer testimonials and proven ROI metrics.

You know, we know how to compute ROI metrics for some of these things.

And so forth, because with AI sometimes not as simple on even figuring out how to compute the ROI for the customers.

Is it the efficiency gains or is it the cost savings and so forth?

So we have all of that already proven over the years, particularly in retail.

So we’re going to focus quite a bit on retail, on trying to deploy AI engines in retail, getting more customers in retail and brands basically.

00:18:34.790 —> 00:18:40.643

Canadian2020: For those of us in the audience who don’t know what you mean by retail, could you elaborate by what do you mean by retail?

00:18:41.538 —> 00:19:11.221

Dr.Sameer Maskey: So when I say retail and brands, it’s basically all large brands that manufacture their own goods, right?

Like some of those large clothing brands that are selling in their own retail stores and in the e-commerce and so forth.

But there are a lot of sub verticals within retail, right?

There is apparel and fashion, there is furniture and goods, there’s electronics and so forth.

So it’s a very massive time because it is all of these things that gets manufactured and sold in our daily lives.

00:19:17.824 —> 00:19:30.866

Canadian2020: That’s very helpful. Thank you.

You talked a little bit about the MIT paper, some of the pain points folks are having.

But for you as a firm, as you scale, how do you do that without sacrificing quality and delivery?

00:19:33.374 —> 00:19:55.960

Dr.Sameer Maskey: Uh, so can you repeat the question one more time?

00:19:37.174 —> 00:19:55.960

Canadian2020: Yeah. So, you know, as you scale it with your sales and as your firm becomes larger and you have these clients and you’re having larger deployments, how do you do that without sacrificing quality? Basically, how do you scale without sacrificing quality of your products?

00:19:56.759 —> 00:21:59.797

Dr.Sameer Maskey: Yeah, so how do we scale without sacrificing quality, right?

And the answer comes from a perspective of how we are doing the product innovation itself, which is how can we deploy product in scale across more and more clients where they are attuned to their own set of data points and so forth.

So from that perspective one of the main things that we have to focus on when we’re deploying AI Studio and engines new clients is all the tuning that you have to do that creates high accuracy right now.

How do we keep maintaining that even though we are deploying engines across a lot of different clients and there are a few key things.

One is product innovation itself on having automatic tuning systems, having automatic extractions of data and integrating data centers and so forth.

For example, AI Studio has a new release of Data Hub that’s coming that takes data across many different clients and is able to automatically do various types of extraction and synthesis and mapping so that you don’t have to spend as much human time to do it.

So there’s product innovation related things.

And the other one is we want to have more and more engineers trained and certified as Fuse Machines AI Studio engineers, AI Studio certified engineers.

So as we scale, how do we find that talent bench that can work with the client to keep pushing the boundaries on the accuracy and the innovation.

And I think one way to do that is we will have Fuse AI certified engineers within Fuse Machines but outside Fuse Machines as well and that is part of the strategy where we’re going to work with Italian companies and work with them to create these programs where they could be trained in Fuse Machines AI Studio and have Fuse Machines AI certified engineers.

So as we scale across a lot of clients, I think this talent bench would be quite important as well.

00:21:59.817 —> 00:22:04.922

Canadian2020: Thank you, Dr. Maskey. We’re just going to take a break right now as we introduce more folks that just joined.

00:22:05.281 —> 00:22:32.079

Canadian2020: Thank you, everyone, for joining us on Gatewatch AMA interview number ninety nine with Dr. Maskey, Fuse CEO.

The firm has been recently uplisted on Nasdaq. They came public via SPAC.

Uh in the AI sphere, so one of the hot firms in the AI sphere.

So thank you so much and there’s obviously a sponsored sponsored interview.

Do your own due diligence.

We’re going to continue to delve into the second half of this interview which has been going really well and with a lot of viewers on Discord, X, and other socials.

00:22:39.483 —> 00:22:58.934

Canadian2020: So Dr. Maskey, you talked a little bit about partnership earlier on and enterprise level clients.

What makes a partnership actually worth pursuing?

How do you decide which clients, when they come to you, it’s worth pursuing or whether you shouldn’t actually make a deal or go with them?

00:23:01.465 —> 00:23:07.029

Dr.Sameer Maskey: What would make the partnership worth it with some partners and not with some partners? Is that the question?

00:23:06.809 —> 00:23:07.029

Canadian2020: Yeah, yeah.

00:23:08.755 —> 00:25:54.888

Dr.Sameer Maskey: Yeah, so before I answer that, let me just give an overview of why partnership is one of the big levers for us in twenty twenty six.

So we’ve spent quite a lot of time on building a very strong product, the AI Studio platform and all the AI engines, and we continue to do so.

As I mentioned before, the growth comes from being able to sell those products across the clients. And we have our own sales and marketing team.

But for a really high growth for twenty twenty six, partnership is one of the key levers for us.

And there are different kinds of partnership that we’re going to work on.

There’s a solution partnerships where there’s big tech service integrators, the companies that provide solutions where they could potentially integrate our studio or sell it with their overall services they provide.

So there is that AI solutions partnership that we’re going to work on.

And then there is a partnership for resellers, which we recently announced as well, where, you know, we are mostly focused on the U.S. and most of pretty much most of our clients are in the U.S. and we will continue to do so in twenty twenty six as well.

But how about the rest of the world? Right.

And reseller network will allow us to tap into places where they could sell our platform, the studio and engines in places where we might not have had access or it’s not our direct target.

So that’s the reseller network kind of partnership.

And the talent network partnership is what I talked about just briefly, which is we want to partner with talent providers and have them train engineers outside of Fuse Machines as well on Fuse Machines AI certified engineers.

Now, those are three kinds of partnerships that we are working on right now and will continue to do in twenty twenty six.

Now, who what are the right set of partners?

And going back to your question, which is, how do we choose which partner to go with and which partner not to go with?

And whenever we’re choosing partnership, there is various dimensions that we will look at.

The access to the clients, their current client portfolio, their target markets, how much understanding they have in the AI systems and AI solutions that we are providing and so forth.

So it all depends on some of these key dimensions that we will be scoring partners on.

And based on that, we will say, OK, this partner we’re going to go with instead of this one.

And I’m sure especially large partners or potential partners will be scoring us as well, as in our own platforms and engines and so forth.

00:25:56.613 —> 00:26:06.909

Canadian2020: Thank you, that makes total sense.

How does a firm protect their IP when working with much larger tech firms?

Is that something you guys actually think about or is that even a concern?

00:26:12.880 —> 00:26:50.556

Dr.Sameer Maskey: Unless they try to deconstruct it, the platform.

And I think a lot of, especially when you’re working with large enterprises where the compliance and all of those are very much in place, we do not have to as much worry about, okay, somebody trying to deconstruct the platform and so forth.

So it’s not as much of a worry from that perspective.

But how do we continuously innovate so that we are at the helm of cutting edge of research is something we worry about and think about all the time.

Our engineers do so, I do so, our product team do so on a daily basis.

00:26:52.990 —> 00:27:04.662

Canadian2020: And now we’re going to pivot to acquisition and growth.

As a public company, how important is M&A to your growth strategy?

00:27:05.682 —> 00:28:10.721

Dr.Sameer Maskey: It is very important.

Asymmetric growth, the asymmetric growth that you know significantly improves the revenue comes from acquisitions.

It comes from other channels that I talked about as well.

So as part of the strategy and as a public company, you know, M&A is a strategy for many of the public companies and especially for us as a small micro-cap company, M&A is,

M&A from our acquisitions perspective, both technology companies, services companies, companies that have a complementary offerings and synergies with us where they can take our platform, for example, and embed inside and improve the margins or improve their services where services gets automated.

Some of those are all important features in the potential acquisitions.

So acquisition is an important avenue and we will be looking into quite proactively in twenty twenty six and future years to come.

00:28:09.579 —> 00:28:18.750

Canadian2020: OK, that’s very interesting. Now talking about acquisitions, what type of companies are attractive to you or what capabilities are you guys looking for in the acquisition target?

00:28:20.567 —> 00:29:13.247

Dr.Sameer Maskey: As I mentioned before, which is the key question that we will be looking at when we’re looking into acquisitions is the complementary offering.

How can we leverage, if it’s a company with customers and revenue, a lot of customers and revenue, how can we leverage AI Studio to deploy AI Studio within their customers and revenue basis and potentially improve margins.

So at a high level, you could acquire services company or you could acquire product companies and so forth.

But the most important metric for us from our acquisition perspective is they need to have a very tangible amount of revenue.

And there needs to be synergy with us from potentially upselling AI Studio, integrating AI Studio and improving their offering itself, both from margin perspective and the ROI perspective.

00:29:17.107 —> 00:29:29.612

Canadian2020: You talked about the customer IP angle of it. Are you also looking at geographic expansions as well? You talked about how you’re primarily in the US right now. Are there any other geographic areas you guys are considering?

00:29:31.598 —> 00:30:39.986

Dr.Sameer Maskey: Yeah, so I think there’s two avenues to this, which is the customers versus where our teams are, where we run our AI education programs are, right?

So from an overall customer’s perspective, at least for Fuse Machines sales and marketing team will be primarily focused on the US market. It’s a very big market and will continue to do so.

But from an expansion perspective, that’s where the reseller networks comes into play as well, where there is quite a bit of AI value creation that’s happening all around the world. And how do we capture that?

We’re not going to go ourselves, but we’re going to work with partners to sell AI Studio in those various different geographies in Europe, Asia, Africa, and so forth.

In the meantime, though, as I mentioned in the very beginning, democratizing AI, making AI education accessible is an important mission for us.

And from that perspective, we’ll continue to run the AI fellowship programs in additional countries and in various states, inner cities, and rural America as well.

00:30:41.579 —> 00:31:05.409

Canadian2020: You know, democratizing AI is a very big question, you know, in a lot of different areas of the world right now. And that’s definitely something we’re going to get into.

But before we get into that, you know, you recently had a press release about four weeks ago.

And one question folks had was, what are some key milestones investors should be keeping an eye on in twenty twenty six?

00:31:06.929 —> 00:33:44.307

Dr.Sameer Maskey: Sure. So there is quite a few operational pillars that we have set in based on the three high-level buckets or avenues of growth, which is organic growth of sales and marketing, partnerships, and potential acquisitions.

So if you were to basically look out for press releases and the milestone that we will be achieving, there’s a whole bunch of operational pillars that somehow fits in one of these key buckets.

Let me start with partnerships ones, which I’ve recently talked about.

We’ll be announcing a whole bunch of partners as we work with potential partners, figure out how to work together and so forth across all kinds of partnerships, reseller partnerships, AI solutions partnerships, and so forth.

That’s some of the milestones and operational pillars we have set up for ourselves, which we’ll be working on a quarterly basis.

As we build the product and there’s a product innovation that is happening, there will be milestones that we have put in internally to achieve product innovations, including upgrading AI studio for being able to deploy AI agents and being able to build AI agentic systems and getting that AI studio having that agentic AI capabilities and so forth.

At the end of it, as I mentioned before, it’s ROI for customers.

So we will be very most focused on ROI for customers. It will be customer-centric product development and so forth.

So as we deploy these engines and so forth, we’ll be able to talk about the ROI creation that is happening.

That is one big important operational pillar for us is to make sure the ROI is being created for our customers.

As we do that, one of the things we’ll be doing is we’ll be setting up product advisory board which will keep us embedded and keep us true to the customer pinpoints in those industries, right?

Like when you’re building products, sometimes it is easy to basically just think from, okay, I’m going to add all these features, but how do we keep it grounded to customer problems in those verticals?

And we will be setting up product advisory boards and so forth.

So these are some of the operational pillars.

And this will all lead into the product innovation and growth that we have planned for twenty twenty six.

And as we do this, you’ll hear from us through press releases or various social media posts and so forth.

00:33:53.633 —> 00:34:15.443

Canadian2020: Amazing. It is very important, and sometimes firms forget about it, that whatever product they’re developing is actually solving a problem, like a pain point.

And that is very important that you guys are having this advisory group to make sure these products are being looked at, make sure they’re actually solving problems, these stacks, real problems in real world interactions.

00:34:20.864 —> 00:34:35.688

Canadian2020: Now pivoting to democratizing AI, you know, you’ve talked about it a lot. Others like Ahmad have talked about it a lot online.

What does this term actually mean in the real world terms, democratizing AI? What does that mean?

00:34:38.126 —> 00:35:57.983

Dr.Sameer Maskey: At this point, it gets used quite a bit. I think people have different interpretations and different meanings towards it. I’ll tell you what it means for us.

It means making AI accessible everywhere around the world, and to do that, making AI education accessible to everybody around the world, in rural America, in the inner cities of the United States, in underserved communities around the world.

I think AI education is very valuable as the AI changes the world at this point, right?

And one of the ways to upskill people and make that big impact in their lives is through education.

And in this particular case, from our mission perspective, making AI education accessible, high quality AI education accessible.

And I think if we do that, you know, in the United States, around the world, people, the ones who get that education will build AI solutions for the local problems with the local solutions for the local problems, creating a lot of values within the communities in the US and around the world.

So for us, democratizing AI means making it accessible for everyone with AI education and focus on that AI education for everyone.

00:35:59.003 —> 00:36:04.246

Canadian2020: Okay. Education is super important because if you don’t know about the technology stack or how to use it, you can’t even develop any products or ideas, right?

00:36:10.050 —> 00:36:20.536

Dr.Sameer Maskey: Exactly. The AI skills. And I think it is more and more important that we make this AI education accessible for everyone.

00:36:20.556 —> 00:36:23.338

Canadian2020: That’s very admirable of you guys to do that.

00:36:24.340 —> 00:36:35.103

Canadian2020: How does open access fit into this democratizing AI as well? You talked about the education, you talked about the availability. What about open access? What do you think of that?

00:36:35.164 —> 00:37:57.900

Dr.Sameer Maskey: So open access from a perspective of like open source models and so forth, I think that’s what you mean, right?

So it almost sounds like the world is shifting from it was open, now it’s starting to get more closed, but there are some other companies that are also providing more open, right?

So the large language model, some of the open source language models are now not going to be open source fully and so forth.

And it comes down to, I think, how we think about possible AI, right? And what that means and what open source means for the world.

I think open source is very important. We need to, I hope more companies will keep some of the large language models and other tools in open source framework and open source licensing.

Especially I think for underserved communities in the US and around the world where they want, let’s say they got AI educated and they want to build a solution for the local problem, right?

Because they will be the champions for building the solutions for their problem in their local community.

In order to do so, if they don’t have access to some of these open source tools and language models, they will not be able to do so.

And in order to do that, I think open source is quite important, especially in the AI world.

00:38:01.626 —> 00:40:05.014

Canadian2020: Yeah, this is the kind of debate that’s being had by folks like Emad and others from Stability AI.

And their thoughts basically is that when it comes to these large language models, you have this intense billions, maybe even trillions down the road of investments into them.

It was a deep seek in China, and then you have open AI and cloud in the United States.

And whatever they’re going to have in Europe, I don’t even know yet, maybe stability, whatever they’re developing.

And then you have all these large language models siloed in those particular continents.

And at the end of the day, when folks are using it, who is it representing?

Who are these large language models representing in terms of how they respond how they look at the world right because they will be integrated into the native culture right that they’re from right so these are the kind of questions folks are asking and and like you said you know even though you call it like open ai i might as well call close ai to be honest with you like the way the technology is developing the way the stack is developing it’s just only available at the enterprise level and folks in africa or middle east or asia you know in the poorer countries won’t be able to have access to the tools that are developed or the agentics that come out of it, you know?

So how are they going to compete, right?

So it’s very important what you’re saying, you know, and having folks that are champions for this, right?

And I hope the enterprises that have the capacity to open source some of these large language models will continue to do so.

00:39:30.501 —> 00:40:03.894

Dr.Sameer Maskey: Obviously, there is some nuances from a responsible perspective for some companies on what how much access to the weights and parameters and whatnot.

But I think open source LLMs are important, as you mentioned, you know, across the world, there will be a lot of people who want to build new AI technology.

And for them, you know, it will not be feasible to pay huge sums of money to train their own foundational models.

And the only way to build new AI tech on top of some of these LLMs is only when these LLMs are open source.

00:40:05.014 —> 00:40:05.014

Canadian2020: Right, exactly.

00:40:07.217 —> 00:40:14.342

Canadian2020: You know, now going to like emerging markets, what role do you think emerging markets play in your long-term strategy?

00:40:16.528 —> 00:41:20.670

Dr.Sameer Maskey: So emerging markets for us, there’s a lot of growth that can come from emerging markets, right?

And we have our offices in Nepal, we have offices in the Dominican Republic, and we have done AI fellowship programs and AI educations in quite a few countries in Latin America and Africa and so forth.

So we really do understand emerging markets well, um quite a bit and we have a know-how on how to educate there how to create talent there and some know-how on how to sell as well.

And we will be trying to capture some of the emerging markets customers through our reseller partners and our AI solution partners.

And I hope that we’ll be able to provide these solutions through those partners, creating a lot of value for enterprises in emerging markets as well.

And once you create those values for the companies in emerging markets, that will obviously translate as a growth for Fuse Machines as well.

00:41:22.545 —> 00:41:50.445

Canadian2020: Yeah, that’s very true, especially being very young populations in these emerging markets.

You know, we’re seeing a lot of trends in a lot of industries, how even though a lot of the focus providing services is, you know, the developed countries, you know, when you have some countries average age being like eighteen to twenty five, they are the future.

So they’re realizing that, you know.

Five years out, what impact do you want Fuse Machine to have on who gets to build and benefit from AI?

I know you talked a little bit about it, but we just want to hear from you again.

00:41:55.831 —> 00:43:02.221

Dr.Sameer Maskey: A lot about growth right um and having that impact that uh that comes from growth.

So five years what obviously we want to keep growing every every year uh continuously over the next five years and through the the big avenues i already talked about through our own organic growth effort through partnerships through acquisitions.

So um hopefully in five years and i strongly believe so will be a much larger company.

From that, when we become a much larger company, it allows us to create a high-level impact as well.

We want to keep true to some of our mission around AI education as well, so that a lot of people in rural America and around the world gets to build solutions for their local problems and get benefit from some of the solutions we’ve built.

But at the end of it, as a public company, it’s a lot about growth and we will strive to do so continuously from year to year, all the way to the five years.

00:43:03.916 —> 00:43:30.092

Canadian2020: That’s awesome. Well, Dr. Samir, we’re at the end of this interview. We hope to continue into quarter one and quarter two.

Thank you so much. And thank you for our audience at Gatewatch from Discord, Reddit, and all the other socials.

Dr. Maskey, we wish your company a great success.

And we hope to see you again, hopefully in quarter one, as you guys execute your plan.

00:43:29.793 —> 00:43:31.434

Dr.Sameer Maskey: Thank you for having me. Thanks.

00:43:32.094 —> 00:43:33.976

Canadian2020: You’re welcome. Take care, everyone. Bye.